EXHIBIT 99.2


                       AUDIT AND FINANCE COMMITTEE CHARTER

                            The ServiceMaster Company
                   (adopted by the Board of Directors June 9, 2000, revised July 19, 2002, July 18, 2003 and January 30, 2004)

The Board of Directors of the Company has considered and approved this Charter in order to set forth the purpose, membership requirements, duties and responsibilities of the Audit and Finance Committee.

Purposes

The purpose of the Committee in its capacity as an audit committee is to assist the Board in its oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements,
(3) the independent auditor's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditor. The purpose of the Committee in its capacity as a finance committee is to assist the Board in its oversight of financial matters affecting the Company.

Number of Members and Independence Requirements

The members of the Committee are nominated and appointed as provided in the Bylaws and Charter of the Governance and Nominating Committee. The Committee shall have at least three directors. After considering the recommendation of the Governance and Nominating Committee, the Board will designate one person to serve as Chairman of the Committee. Committee members may not simultaneously serve on the audit committees of more than two other public companies.

Each member of the Committee shall be independent within the meaning of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and the New York Stock Exchange listing standards. Specifically, no Committee member may (1) accept directly or indirectly any consulting, advisory, or other compensation fee from the Company or any subsidiary, other than fees for serving as a director or (2) be an affiliated person of ServiceMaster or any subsidiary. Additionally, in accordance with the New York Stock Exchange listing standards no Committee member may:

(1) have a material relationship with the Company (as affirmatively determined by the Board), either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company; provided, that a director will not be considered to have a material relationship with the Company if (i) the director is a partner, principal, counsel or advisor to, shareholder, director or officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the other company and the director does not receive any compensation (paid, deferred or otherwise) as a direct result of such business with the Company and (ii) the director is an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are less than 1% (and no more than $50,000) of that organization's total annual charitable receipts (the Company's automatic matching of employee charitable contributions will not be included in the amount of the Company's contributions for this purpose); provided, further, that a director will be considered to have a material relationship with the Company if the director is an officer of another company that is not a charitable organization and any of the Company's present executives serves on that other company's board of directors;

(2) be an employee, or have an immediate family member who is an executive officer, of the Company;

(3) receive, or have an immediate family member who receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(4) be affiliated with or employed by, or have an immediate family member who is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

(5) be employed, or have an immediate family member who is employed, as an executive officer of another company where any of the Company's present executives serve on that other company's compensation committee; or

(6) be an executive officer or an employee, or have an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

An immediate family member includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director's home.

No Committee member will be considered independent until a period of three years (or any shorter period provided under the New York Stock Exchange listing standards) has elapsed from the end of the relationships described in subsections (2)-(6) above.

The Company will disclose in its proxy statement the Board's determinations regarding the independence of each Committee member.

Finance and Accounting Requirements

Each member of the Committee must in the judgment of the Board be financially literate, such as having a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee must in the judgment of the Board have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards, which requirement may be met by the Board determining that one member is an audit committee financial expert as described below. The

Committee will review and recommend to the Board that financial literacy and accounting or related financial management expertise of the members of the Committee.

The Company will disclose in its proxy statement whether at least one member of the Committee is in the judgment of the Board an audit committee financial expert. The audit committee financial expert must have each of the following five attributes:

     (1) an understanding of generally accepted accounting principles and financial statements;

     (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

     (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

     (4) an understanding of internal controls and procedures for financial reporting; and

     (5) an understanding of audit committee functions.

The audit committee financial expert must have acquired the above five attributes through (1) education and experience as a chief financial officer, controller, public accountant or auditor; (2) experience actively supervising a chief financial officer, controller, public accountant or auditor; (3) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (4) other relevant experience.

Meetings

The Committee will meet at least four times annually, or more frequently as circumstances may warrant. Generally, and as appropriate, the Committee will meet with, and receive reports from management, the internal audit department and the Company's independent auditor. The Committee will meet separately, periodically, with management, with internal audit and with the independent auditor to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Committee may hold executive sessions without management to discuss any matters that the Committee believes should be discussed privately.

Duties and Responsibilities

The Committee has the following duties and responsibilities which may not be delegated to another Committee:

A.            General

     1. regularly report to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor or the performance of the internal audit function;

     2. engage independent counsel and other advisers, as it determines necessary to carry out its duties;

     3. receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to the independent auditor, independent counsel or other advisers retained by the Committee and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties;

     4. prepare the audit committee report to be included in the Company's proxy statement relating, among other matters, to whether the audit committee has reviewed and discussed the audited financial statements with management and discussed certain matters with the independent auditor;

     5.   evaluate the Committee's performance at least annually;

     6.   determine through its Chairman the agenda of its meetings;

     7. periodically review the adequacy of this Charter and submit this Charter to the Board for its approval and, thereafter, include this Charter in the Company's proxy statement as required by the rules of the Securities and Exchange Commission; and

     8. perform any other activities consistent with this Charter, the Company's Bylaws, and applicable laws as the Committee or the Board deems necessary or appropriate.

B.            Financial Information and Reporting; Risk Management

     1.   discuss  the  annual  audited   financial   statements  and  quarterly
          financial statements with management, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" which should include a discussion of all material trends, demands, commitments, uncertainties or events that are reasonably likely to have a material effect on the Company's results of operations or financial condition;

     2. discuss generally earnings press releases with management and the independent auditor prior to the issuance of such press releases, including pro forma or adjusted non-GAAP information, and other financial information and earnings guidance provided to analysts and rating agencies;

     3. review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues regarding the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

     4. review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

     5. review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

     6. recommend to the Board, based on the reviews and discussions of the annual audited financial statements, the matters required to be communicated in accordance with American Institute of Certified Public Accountants ("AICPA") Statements of Auditing Standards ("SAS") 61 and the independent auditor's independence, that the annual audited financial statements be included in the Company's Annual Report on Form 10-K;

     7. discuss policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken;

     8. discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

     9. discuss material consultations made by management with outside accountants (other than the independent auditor) with respect to the financial and/or tax accounting treatment of a particular event or completed transaction;

     10. discuss significant issues related to tax accounting, reporting or payment;

     11. discuss significant issues related to operation, development and implementation of information systems;

     12. periodically review with management the adequacy of, and related disclosures in the Company's quarterly and annual reports, the Company's disclosure controls and procedures and internal control over financial reporting;

     13. review disclosures to the Committee made by the Company's Chief Executive Officer and Chief Financial Officer during the certification process relating to the annual and quarterly reports about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting;

     14. review management's annual report on internal control over financial reporting; and

     15. regularly review internal audit reports to management prepared by the internal audit and review the internal audit department's function and
          performance, including organizational structure and qualifications, responsibilities, budget and staffing and seek to ensure the effectiveness and independence of this department.

C.            Independent Auditor

     1. the Committee must (i) directly appoint, retain, compensate, evaluate and terminate the Company's independent auditor, including resolving any disagreement between management and the independent auditor regarding financial reporting, and (ii) the Company's independent auditor shall report directly to the Committee;

     2. review with the independent auditor in advance the scope of its annual audit;

     3. discuss the annual audited financial statements and quarterly financial statements with the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" which should include a discussion of all material trends, demands, commitments, uncertainties or events that are reasonably likely to have a material effect on the Company's results of operations or financial condition;

     4. obtain and review, at least annually, a report by the independent auditor describing (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosure and treatments and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management, including the management letter and schedule of unadjusted differences;

     5. review with the independent auditor any audit problems or difficulties and management's response, including (i) any restrictions on the scope of the independent auditor's activities or access to requested information; (ii) any significant disagreements with management; (iii) any accounting adjustments that were noted or proposed by the independent auditor but were passed as immaterial or otherwise; (iv) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; (v) any management or internal control letter issued, or proposed to be issued, by the independent auditor to the Company; and (vi) the responsibilities, budget and staffing of internal audit;

     6. review and discuss with the independent auditor or management the matters required to be communicated to the Committee in accordance with AICPA SAS 61;

     7. review the independent auditor's attestation report on management's assessment of internal control over financial reporting;

     8. review the Company's compliance with the Company's Public Accounting Firm Policy, including (i) the prohibitions on certain non-audit services that the independent auditor may not perform; (ii) the pre-approval of all audit and non-audit services to be performed by the independent auditor; (iii) the rotation of the lead partner and concurring partner; (iv) receipt of regular reports from management of all audit and non-audit services performed by the independent auditor; and (v) the limitations on employing employees or former employees of the independent auditor;

     9. review and discuss with the independent auditor whether any officer or director of the Company, or persons acting under their direction, have or may have taken any action to coerce, manipulate, mislead or fraudulently influence the independent auditor within the meaning of Rule 13b2-2 under the Securities Exchange Act of 1934;

     10. obtain and review, at least annually, a report by the independent auditor describing (i) the independent auditor's internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more independent audits conducted by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company (to assess the independence of the independent auditor);

     11. obtain and review, at least annually, a letter from the independent auditor regarding the independent auditor's independence; review and discuss the independent auditor's independence, including all significant consulting and other relationships with the Company that could impair the independent auditor's independence;

     12. review the independent auditor's work for the company, including the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and internal audit; and

     13. based upon the reviews described in the preceding two subparagraphs relating to the review and evaluation of the independent auditor's qualifications, performance and independence, present the Committee's conclusions with respect to the independent auditor to the Board.

D.            Financial Matters

     1.   periodically  review and approve the  Company's  Commitment  Authority
          Policy;

     2. review the Company's dividend policy and make recommendations to the Board with respect thereto;

     3.   review   management's   recommendations   concerning   new   financing
          arrangements, whether debt or equity, and make determinations or recommendations to the Board with respect thereto;

     4.   review    management's    recommendations    concerning    significant
          acquisitions,   dispositions,   capital   investments,   venture  fund
          investments  and  other  significant
          financial  commitments  and make
          determinations or recommendations to the Board with respect thereto;

     5. review proposed major contracts or programs and make determinations or recommendations to the Board with respect thereto;

     6. review matters relating to the repurchase of stock or the repurchase or redemption of debt and make recommendations to the Board with respect thereto; and

     7.   review financial reports and analyses.

E.            Other Matters

     1. in accordance with the New York Stock Exchange listing standards and Rule 10A-3(b)(3) under the Securities Exchange Act of 1934, the Committee must establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and
          (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

     2. review situations involving actual, potential or alleged conflicts of interest, misconduct or similar activities;

     3. periodically review environmental stewardship standards and practices, the Company's compliance systems and controls to enforce these standards, and significant cases of variance from these standards;

     4. periodically review legal compliance matters, including securities trading practices and policies; and

     5. periodically review any significant pending, threatened or potential litigation matters, including with regulatory agencies, that could have a significant impact on the Company's financial statements.